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                                                               EXHIBIT 3.1


                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                              HILLS STORES COMPANY
                        (Pursuant to Sections 242 & 245)

         HILLS STORES COMPANY, a corporation duly incorporated on August 23, 1985, and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY that the Restated Certificate of Incorporation of the Corporation, as amended, is hereby amended and restated in its entirety as herein set forth in full:

         FIRST:    The name of the corporation (the "Corporation") is:

                              Hills Stores Company

         SECOND:   The address of the Corporation's registered office in
the State of Delaware is 1209 Orange Street, Wilmington, Delaware, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Company.

         THIRD:    The purpose of the Corporation is to engage in any
lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH:   The total number of shares of all classes of stock which
the Corporation shall have the authority to issue is 65,000,000 shares, which shares are divided into two classes as follows:

         A class of 15,000,000 shares of Preferred Stock having a par value of $.10 per share, designated as Preferred Stock;

         A class of 50,000,000 shares of Common Stock having a par value of $.01 per share, designated as Common Stock.

         FIFTH:    (a)  The Board of Directors is authorized, subject to
limitations prescribed by law and the provisions of Article FOURTH, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

                   (b) The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                        (i) The number of shares constituting that series and the distinctive designation of that series;

                       (ii) The dividend rate on the shares of that series, whether or not dividends

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shall be cumulative, and, if so, from which date or dates, and the rights of priority, if any, of payment of dividends on shares of that series;

                       (iii)  The voting rights of that series, which
voting rights shall in all events be consistent with the provisions of section
(d) of this Article FIFTH;

                       (iv)  Whether or not that series shall have
conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                       (v) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                       (vi)  Whether or not that series shall have a
sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                       (vii) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

                      (viii) Any other relative rights, preferences and limitations of that series.

                 (c) If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective liquidation preferences (including unpaid cumulative dividends, if any) payable with respect thereto.

                 (d) Notwithstanding anything to the contrary contained herein, the Corporation (i) shall not issue any shares of non-voting equity securities, (ii) shall provide, as to the several classes or series of securities having voting power, a distribution of such power determined by the Board of Directors to be appropriate for such classes and series and (iii) shall, in the case of any series of Preferred Stock having a preference over any other series of Preferred Stock or over Common Stock with respect to dividends, provide, in a manner determined by the Board of Directors to be adequate, for the election of directors representing such series in the event of default by the Corporation in the payment of such dividends.

         SIXTH: In furtherance of and not in limitation of powers conferred by statute, it is further provided that:

                 (a) Subject to the limitations and exceptions, if any, contained in the by-laws of the Corporation, the by- laws may be adopted, amended or repealed by the Board of Directors of the Corporation; and

                 (b) Elections of directors need not be by written ballot unless, and only to the extent, otherwise provided in the by-laws.

         SEVENTH:      The Corporation shall indemnify each person who, at any
time, is, or shall have

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been, a director or officer of the Corporation and was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgements, fines and amounts paid in settlement incurred in connection with any such action, suit or proceeding, to the maximum extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which any such director or officer may be entitled, under any by-law, agreement, vote of directors or stockholders or otherwise. No amendment to or repeal of the provisions of this Article EIGHTH shall deprive a director or officer of the benefit hereof with respect to any act or failure to act occurring prior to such amendment or repeal.

         EIGHTH:    Whenever a compromise or arrangement is proposed between
this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         NINTH:     No director of the Corporation shall be personally
liable to the Corporation or to any of its stockholders for monetary damages arising out of such director's breach of fiduciary duty as a director of the Corporation, except to the extent that the elimination or limitation of such liability is not permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended. No amendment to or repeal of the provisions of this Article NINTH shall deprive any director of the Corporation of the benefit hereof with respect to any act or failure to act of such director occurring prior to such amendment or repeal.

         TENTH:     The Corporation reserves the right to amend, alter,
change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.


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         IN WITNESS WHEREOF, said Hills Stores Company has caused this Amended and Restated Certificate of Incorporation to be signed by its Vice President and attested to by its Assistant Secretary this 27th day of September, 1993.

                                              HILLS STORES COMPANY


                                              By: /s/ William K. Friend
                                                  ----------------------
                                                  Vice President

Attest:


By: /s/ Joseph E. Andres
    --------------------
    Assistant Secretary


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